Exhibit 99.1

DALLAS, May 21, 2025

AT&T to Acquire Lumen’s Mass Markets Fiber Business

AT&T agrees to acquire substantially all of Lumen’s Mass Markets fiber internet connectivity business in a deal that’s expected to close in the first half of 2026

Transaction to stimulate investment, expand world-class connectivity in the U.S., create new jobs and make high-speed fiber internet access available to millions of Americans

AT&T will extend its industry-leading fiber network with plans to reach approximately 60 million total fiber locations by year-end 20301

Key Takeaways:

•	AT&T will acquire substantially all of Lumen’s Mass Markets fiber business, which today totals about 1 million fiber customers and reaches more than 4 million fiber locations across 11 U.S. states.

•	AT&T reiterates full-year 2025 financial and operational guidance and share repurchase plans.

Note: For more transaction details, management and investor relations comments are available HERE, along with AT&T’s 8-K.

AT&T (NYSE:T) (the Company) has reached an agreement to acquire substantially all of Lumen’s (NYSE: LUMN) Mass Markets fiber business for $5.75 billion, subject to purchase price adjustments, in an all-cash transaction that will expand investment in critical U.S. connectivity infrastructure, create new middle-class jobs, and accelerate high-speed fiber internet access to millions of Americans.

“We’re leading the race to connect more Americans with fiber, the best broadband connectivity technology available,” said John Stankey, Chairman and CEO, AT&T. “This deal with Lumen represents a significant investment in U.S. connectivity infrastructure that will create jobs and spur economic activity in numerous regions and major metro areas across 11 states. As we advance our fiber build, we’ll serve more communities with world-class connectivity and expect to roughly double where AT&T Fiber is available by the end of 2030.”

© 2025 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

The Lumen Mass Markets fiber assets included in the deal today total about 1 million fiber subscribers across more than 4 million fiber locations. Over time, these subscribers will transition to be AT&T Fiber customers and enjoy the many benefits of being connected by America’s fastest-growing fiber provider.2

Customers with AT&T Fiber today enjoy every day, simple pricing and a premier home internet experience – delivering unmatched value and service. AT&T Fiber is backed by the AT&T Guarantee and offers multi-gig speeds3, built-in security, dependability and optimal in-home coverage.

Serving more Americans with the best connectivity experience

The transaction will enable AT&T to significantly expand access to AT&T Fiber in major metro areas like Denver, Las Vegas, Minneapolis-St. Paul, Orlando, Phoenix, Portland, Salt Lake City and Seattle, as well as additional geographies. AT&T expects this transaction to deliver significant value to consumers, shareholders and the Company. Highlights include:

•

Expanding the availability of AT&T Fiber. AT&T expects to significantly grow the number of AT&T Fiber customers within the acquired fiber footprint, using its extensive distribution, the strengths of AT&T Fiber, and the value of the AT&T Guarantee. Over time, AT&T expects to increase fiber customer penetration within the acquired footprint to levels more consistent with its current penetration of AT&T Fiber.

•

Accelerating an efficient build engine for constructing fiber home internet connectivity outside of AT&T’s traditional wireline operating region. Through this transaction, AT&T will gain access to Lumen’s substantial fiber construction capabilities within its incumbent local exchange carrier (ILEC) footprint and plans to accelerate the pace at which fiber is being built in these territories. AT&T now expects to reach approximately 60 million total fiber locations by the end of 2030 – roughly doubling where AT&T Fiber is available today.

•

Giving American consumers more choice when selecting broadband and wireless services the way they prefer – with fiber and 5G together. Customers with both AT&T Fiber and the Company’s wireless services are more likely to recommend AT&T, remain customers longer and provide the best returns. AT&T expects that its ability to offer 5G wireless and fiber broadband connectivity within Lumen’s Mass Markets fiber footprint will enable the Company to grow its base of high-value converged customer relationships and drive gains in its Mobility business.

*  Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at investors.att.com.

© 2025 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Transaction details and ongoing agreements with Lumen

The acquired portion of the Lumen Mass Markets business includes last-mile Mass Markets fiber assets and the associated network elements in central offices that enable fiber services, as well as substantially all of Lumen’s Mass Markets fiber customers. This will position AT&T to deliver a consistent experience to AT&T Fiber customers within Lumen’s Mass Markets footprint over time.

AT&T will hold the acquired fiber network assets, including certain fiber network deployment capabilities, in a new, fully owned subsidiary (“NetworkCo”). It is expected that along with the fiber assets, certain employees will move, or receive offers to move, from Lumen to AT&T or NetworkCo as a part of this deal.

Lumen’s enterprise fiber customers and Mass Markets copper-based customers as well as the associated assets to support them are not part of this agreement.

After closing, Lumen will provide AT&T with services and support under multiple transitional agreements. These agreements are expected to last approximately two years after deal close and will cover certain field operations, network deployment, IT systems, billing, customer support, and other services. As part of the transaction, AT&T will also receive long-term access to certain Lumen central offices, poles, and conduits.

The transaction is expected to close in the first half of 2026 and is subject to regulatory approval by the Department of Justice as well as other customary closing conditions.

AT&T plans to engage an equity partner after closing Lumen transaction

After closing the transaction with Lumen, the Company plans to sell partial ownership of NetworkCo to an equity partner that will co-invest in the ongoing business. AT&T expects to identify an equity partner and close a transaction within approximately 6-12 months of closing the transaction with Lumen.

Upon closing a transaction with an equity partner, the Company expects NetworkCo will be deconsolidated from AT&T’s financial statements and operate as a wholesale commercial open access platform, providing fiber access services to AT&T as the anchor tenant. All acquired Lumen Mass Markets fiber customers will remain AT&T customers.

AT&T believes this planned structure is consistent with its balanced approach to capital allocation – supporting the accelerated and capital-efficient expansion of AT&T Fiber outside of its traditional wireline operating region.

Based on AT&T’s position as the operator of the largest and fastest-growing fiber broadband network in the U.S. and track record of generating attractive returns on its fiber investments, the Company is highly confident it can secure an equity partner for NetworkCo.

*  Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at investors.att.com.

© 2025 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

AT&T remains committed to long-term priorities, financial targets and capital returns plans

This transaction aligns with the priorities outlined at AT&T’s 2024 Analyst & Investor Day, including its goal of becoming the best connectivity provider in America while providing more value to customers, shareholders and the Company. These priorities have not changed, and AT&T continues to operate the business to achieve the financial plan and capital returns outlined in December 2024.

The Company expects that this transaction will drive returns that are comparable to AT&T’s current fiber investments, as outlined at its 2024 Analyst & Investor Day. In the 12-24 months following close, the impact of the transaction is expected to be immaterial to consolidated adjusted EBITDA, adjusted EPS and free cash flow, and accretive over the long-term.

AT&T expects to continue operating within its net leverage target of net debt-to-adjusted EBITDA in the 2.5x range following the transaction with Lumen and anticipated transaction with an equity partner for NetworkCo.

The Company remains committed to repurchasing shares under the previously announced $10 billion authorization, with plans to repurchase at least $3 billion of common stock by year-end and the remainder during 2026. AT&T reiterates all full-year 2025 financial and operational guidance.

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[1]	“Total locations” includes consumer and business locations (i) passed with fiber and (ii) served with fiber through commercial open-access providers.
[2]	Based on the number of fiber to the home households using publicly available data.
[3]	Limited availability in select areas. Speeds based on wired connection. Actual speeds may vary. Single device wired speed maximum 4.7Gbps. For more info, go to www.att.com/speed101.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. Adjusted EBITDA, adjusted EPS, free cash flow and net debt-to-adjusted EBITDA estimates depend on future levels of revenues, expenses, cash from operating activities, capital expenditures, vendor financing payments and other metrics which are not reasonably estimable at this time. Accordingly, we cannot provide reconciliations between these projected non-GAAP metrics and the most comparable GAAP metrics and related ratios without unreasonable effort.

*  Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at investors.att.com.

© 2025 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

About AT&T

We help more than 100 million U.S. families, friends and neighbors, plus nearly 2.5 million businesses, connect to greater possibility. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

For more information, contact:

Brittany Siwald

AT&T Corporate Communications

Phone: (214) 202-6630

Email: brittany.a.siwald@att.com

*  Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at investors.att.com.

© 2025 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

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